Exhibit 8.2

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON & FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,

HONG KONG, LONDON, LOS ANGELES,

NEW YORK, NORTHERN VIRGINIA,

PALO ALTO, SACRAMENTO, SAN DIEGO,

SAN FRANCISCO, SHANGHAI, SINGAPORE,

TOKYO, WASHINGTON, D.C.

July 28, 2015

Trade Street Residential, Inc.

19950 West Country Club Drive

Suite 800

Aventura, Florida 33180

Ladies and Gentlemen:

This opinion is being delivered to you and is included as Exhibit 8.2 to the Registration Statement on Form S-4 (333-204578) of Independence Realty Trust, Inc., a Maryland corporation (“Parent”), as amended and filed with the Securities and Exchange Commission (“SEC”) as of July 28, 2015 (the “Registration Statement”). Pursuant to the Agreement and Plan of Merger (the “Agreement”) dated as of May 11, 2015, among Parent, Independence Realty Operating Partnership, LP, a Delaware limited partnership (“Parent OP”), Adventure Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent OP, IRT Limited Partner, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (“IRT LP LLC”), Trade Street Residential, Inc. a Maryland corporation (the “Company”), and Trade Street Operating Partnership, LP, a Delaware limited partnership, the Company will merge with and into IRT LP LLC, with IRT LP LLC surviving (the “Company Merger”). The Company Merger is described in the Registration Statement. Unless otherwise indicated, any capitalized terms used and not otherwise defined herein have the meaning ascribed to them in the Agreement.

In connection with the preparation and delivery of our opinion, we have examined and with your consent relied upon (without undertaking any independent investigation or review of any factual matters) the following documents: (i) the Agreement; (ii) the Registration Statement, including the joint proxy statement / prospectus (the “Prospectus”) contained therein; (iii) the officers’ certificate of Parent relating to the Company Merger, dated as of July 28, 2015 and delivered to us for the purposes of this opinion (the “Parent Officers’ Merger Certificate”); (iv) the officers’ certificate of the Company relating to the Company Merger, dated as of July 28, 2015 and delivered to us for purposes of this opinion (the “Company Officers’ Merger Certificate”); (v) the officers’ certificate of Parent relating to Parent’s qualification as a real estate investment trust (a “REIT”) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), dated as of July 28, 2015 and delivered to us for the purposes of this opinion (the “Parent Officers’ REIT Certificate”); (vi) the officers’ certificate of the Company relating to the Company’s qualification as a REIT within the meaning of the Code, dated as of July 28, 2015 and delivered to us for the purposes of this opinion (the “Company Officers’

Trade Street Residential, Inc.

July 28, 2015

REIT Certificate” and together with the Parent’s Officers’ REIT Certificate, the Company Officers’ Merger Certificate and the Parent Officers’ Merger Certificate, the “Officers’ Certificates”); and (vii) such other documents related to the consummation of the Company Merger as we have deemed necessary or appropriate for purposes of our opinion including the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2014 (the “2014 Form 10-K”) and the Company’s Quarterly Report on Form 10-Q for its quarterly period ended March 31, 2015 (the “March 2015 Form 10-Q”). We have also reviewed the opinion of counsel to be received by Parent from Pepper Hamilton LLP to be included as Exhibit 8.1 to the Registration Statement (the “Pepper Hamilton Opinion”).

In addition, for purposes of our opinion and with your consent (without undertaking any independent investigation or review of any factual matters) we have assumed that: (i) the Company Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with applicable state law and the terms of the Agreement (including satisfaction of all pre-closing covenants and conditions to the obligations of the parties), without waiver or modification of the material terms and conditions thereof; (ii) the statements concerning the Company Merger and the parties thereto as set forth in the Agreement are true, complete and correct, and the 2014 Form 10-K, the March 2015 Form 10-Q and the Registration Statement are true, complete and correct; (iii) the statements and representations in the Officers’ Certificates are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Company Merger; (iv) all statements and representations qualified by knowledge, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification; (v) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, and all relevant documents have been or will be duly executed in the form presented to us and that all natural persons are of legal capacity; (vi) Parent, the Company and their respective subsidiaries and affiliates will treat the Company Merger for U.S. federal income tax purposes in a manner consistent with this opinion and all applicable tax reporting requirements have been or will be satisfied; (vii) the Company and its subsidiaries have valid legal existences under the laws of the states in which they were formed and have operated in accordance with the laws of such states; (viii) the Company is operated in the manner described in the Company Officers’ REIT Certificate; and (ix) the Pepper Hamilton Opinion has been concurrently delivered and not withdrawn.

Our opinion expressed herein is based upon the provisions of the Code, applicable Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect as of the date hereof and all of which are subject to potential change, either prospectively or retroactively. Furthermore, our opinion represents only our best judgment of how a court would conclude if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

Trade Street Residential, Inc.

July 28, 2015

Our opinion relates solely to the federal income tax laws of the United States, and we express no opinion (and no opinion should be inferred) under the laws of any other jurisdiction. This opinion addresses only the specific tax issues set forth below, and does not address any other tax issues that may relate to the Company, the Company Merger or any other transaction. If any change occurs in relation to the facts and circumstances surrounding the Company or the Company Merger or with respect to applicable law or the application or interpretation thereof, or if any one of the statements, representations, warranties, or assumptions upon which we have relied later proves inaccurate, our opinion may be adversely affected and it may not be relied upon. While we have reviewed all representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate. The Company’s qualification and taxation as a REIT depends upon its ability to meet, through actual annual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels, the diversity of its stock ownership and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operations for the current taxable year will satisfy the requirements for taxation as a REIT under the Code.

We undertake no obligation to update our opinion, or to ascertain after the date hereof whether anything may have occurred that may affect our opinion, and we assume no continuing responsibility to inform the Company or any other party of any information that may later come to our attention and that may affect our opinion.

Based upon and subject to the foregoing, we are of the opinion that:

1.	the Company Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code; and

2.	commencing with its taxable year ended December 31, 2012, through its taxable year ended December 31, 2014, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT within the meaning of Sections 856 through 860 of the Code and the Company’s organization and current and proposed method of operation will enable it to continue to qualify for taxation as a REIT for its short taxable year ending with the date that the Company Merger is consummated.

This opinion is being delivered to you for use in connection with the Registration Statement and may not be relied upon for any other purpose. We hereby consent to the filing of this opinion as an exhibit to such Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP